UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

Commission File Number	Registrant and State of Incorporation	I.R.S. Employer Identification Number
001-33527	BWAY Holding Company	55-0800054
(Delaware)
001-12415	BWAY Corporation	36-3624491
(Delaware)

8607 Roberts Drive, Suite 250

Atlanta, Georgia

(Address of principal executive offices)

30350-2237

(Zip Code)

(770) 645-4800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 11, 2010, Picasso Merger Sub, Inc. (the “Purchaser”), a Delaware corporation organized by Madison Dearborn Partners, LLC that is expected to be merged with and into BWAY Holding Company (the “Company”) pursuant to the Agreement and Plan of Merger, dated as of March 28, 2010, by and among Picasso Parent Company, Inc., a Delaware corporation and the parent company of Purchaser, Purchaser and the Company, as it may be amended from time to time, issued a press release announcing that it has commenced a cash tender offer and consent solicitation relating to any and all of the outstanding 10% Senior Subordinated Notes due 2014 (the “Notes”) of BWAY Corporation, a wholly owned subsidiary of the Company (“BWAY”). Holders of the Notes have been asked to tender their Notes for cash and to consent to certain amendments to the indenture governing the Notes in connection with the tender offer and consent solicitation. BWAY makes no recommendation as to whether or not holders of the Notes should tender their Notes in response to the tender offer or consent to the proposed amendments. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.

99.1	Press release dated May 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWAY Holding Company
Date: May 11, 2010	By:	/s/ Michael B. Clauer
Michael B. Clauer Executive Vice President and Chief Financial Officer

BWAY Corporation
Date: May 11, 2010	By:	/s/ Michael B. Clauer
Michael B. Clauer Executive Vice President and Chief Financial Officer